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Exhibit 10.2

Mr. Conley's Employment Agreement with the Company is substantially the same as the Employment Agreement with Company in Exhibit 10.1, which is incorporated herein by reference except as to: (i) the name of the signatory, which is David
P. Conley; (ii) the signatory for Company, which is David F. Holland; (iii) the position in Section 1, which is Executive Vice President, Assistant Treasurer and Assistant Secretary; and (iv) the amount of the base salary in Section 3(a), which is $210,000.

Mr. Conley's Employment Agreement with BFS is substantially the same as the Employment Agreement with BFS in Exhibit 10.1, which is incorporated herein by reference except as to: (i) the name of the signatory, which is David P. Conley;
(ii) the signatory for BFS, which is David F. Holland; (iii) the position in
Section 1, which is President; and (iv) the amount of the base salary in Section 3(a), which is $210,000.